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                                                                       Exhibit 5
                          TILLES,  WEBB,  KULLA  &  GRANT
                                A LAW CORPORATION
                         433 NORTH CAMDEN DRIVE, SUITE 1010
                          BEVERLY HILLS, CALIFORNIA 90210

RONALD J. GRANT            TELEPHONE (310) 888-3430  NORMAN S. KULLA, OF COUNSEL
STEPHEN P. WEBB               FAX (310) 888-3433           MANDY TILLES, RETIRED
                                    E-MAIL
                            GRANTLAW@PRIMENET.COM
                                                                OUR FILE NUMBER:

                                June 16, 1997                          16842.007

SeraCare, Inc.
1925 Century Park East, Suite 1970
Los Angeles, California 90067

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by SeraCare, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission, in connection with the registration under the Securities Act of 1933, as amended, of 500,000 shares of the Company's Common Stock, $.001 par value, to be issued pursuant to the 1997 Informal Stock Compensation Plan ("Plan"), adopted by resolutions of the Board of Directors of the Company on June 12, 1997.

     In connection with our examination, we have examined the Company's Certificate of Incorporation, By-Laws and the Board resolutions adopting and setting forth the provisions of the Plan.

     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto, and the due authorization, execution and delivery of all documents by the parties thereto.

     Based upon the foregoing, we are of the opinion that the Common Stock to be issued pursuant to the Plan, when issued and sold in accordance with the Plan, will be legally and validly issued, fully-paid and non-assessable. This opinion shall be limited to the laws of the State of California, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

     We consent to the use of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       TILLES, WEBB, KULLA & GRANT
                                       A Law Corporation

                                       /s/ Tilles, Webb, Kulla & Grant, ALC

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